Exhibit A-1

Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, D. Gregory Walling, President and Chief Executive Officer of Cabletel Communications Corp. (the “Registrant”), certifies that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended June 30, 2003 of the Registrant (the “Report”):

     (1)  The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ D. Gregory Walling Name: D. Gregory Walling Date: August 18, 2003

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